EXHIBIT 99.3





                              CHEMED CORPORATION

                         (FORMERLY ROTO-ROOTER, INC.)

                               OFFER TO EXCHANGE

                 ALL OUTSTANDING 8 3/4% SENIOR NOTES DUE 2011
                   ($150,000,000 AGGREGATE PRINCIPAL AMOUNT)
                                      FOR
                         8 3/4% SENIOR NOTES DUE 2011
                   ($150,000,000 AGGREGATE PRINCIPAL AMOUNT)
          WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933

To Our Clients:

     Enclosed for your consideration is a Prospectus dated [ ], 2004 (as the same may be amended or supplemented from time to time, the "Prospectus") and a form of Letter of Transmittal (the "Letter of Transmittal") relating to the offer (the "Exchange Offer") by Chemed Corporation ("Chemed") to exchange up to $150,000,000 aggregate principal amount of its 8 3/4% Senior Notes due 2011 which have been registered under the Securities Act of 1933, as amended (the "New Notes"), for up to $150,000,000 aggregate principal amount of its outstanding 8 3/4% Senior Notes due 2011 that were issued and sold in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Original Notes").

     The material is being forwarded to you as the beneficial owner of Original Notes carried by us for your account or benefit but not registered in your name. A tender of any Original Notes may be made only by us as the registered holder and pursuant to your instructions. Therefore, Chemed urges beneficial owners of Original Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered holder promptly if they wish to tender Original Notes in the Exchange Offer.

     Accordingly, we request instructions as to whether you wish us to tender any or all of the Original Notes held by us for your account, pursuant to the terms and conditions set forth in the Prospectus and Letter of Transmittal. We urge you to read carefully the Prospectus and the Letter of Transmittal before instructing us to tender your Original Notes.

     Your instructions to us should be forwarded as promptly as possible in order to permit us to tender Original Notes on your behalf in accordance with the provisions of the Exchange Offer. THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON [ ], 2004, UNLESS EXTENDED (THE "EXPIRATION DATE"). Original Notes tendered pursuant to the Exchange Offer may be withdrawn, subject to the procedures described in the Prospectus and the Letter of Transmittal, at any time prior to the Expiration Date.

     Your attention is directed to the following:

          1. The Exchange Offer is for the exchange of $1,000 principal amount at maturity of the New Notes for each $1,000 principal amount at maturity of the Original Notes. The terms of the New Notes are substantially identical (including principal amount, interest rate, maturity, security and ranking) to the terms of the applicable Original Notes, except that the New Notes are freely transferable by holders thereof (except as described in the Prospectus).

          2. The Exchange Offer is subject to certain conditions. See the section entitled "The Exchange Offer - Conditions to the Exchange Offer" in the Prospectus.


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          3.   The Exchange Offer and withdrawal rights will expire at 5:00
               p.m., New York City time, on [ ], 2004, unless extended.

          4. Chemed has agreed to pay the expenses of the Exchange Offer, except as provided in the Prospectus and the Letter of Transmittal.

          5. Any transfer taxes incident to the transfer of Original Notes from the tendering Holder to Chemed will be paid by Chemed, except as provided in the Prospectus and the Letter of Transmittal.

     The Exchange Offer is not being made to nor will exchange be accepted from or on behalf of holders of Original Notes in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction.

     If you wish to have us tender any or all of your Original Notes held by us for your account or benefit, please so instruct us by completing, executing and returning to us the instruction form that appears below. The accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to tender Original Notes held by us and registered in our name for your account or benefit.

                                 INSTRUCTIONS

     The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein in connection with the Exchange Offer of Chemed relating to $150,000,000 aggregate principal amount of its 8 3/4% Senior Notes due 2011, including the Prospectus and the Letter of Transmittal.

     This form will instruct you to exchange the aggregate principal amount of Original Notes indicated below or, if no aggregate principal amount is indicated below, all Original Notes held by you for the account or benefit of the undersigned, pursuant to the terms and conditions set forth in the Prospectus and Letter of Transmittal.


==============================================================================

         Aggregate Principal Amount of Original Notes to be exchanged

                 $_______________ 8 3/4% Senior Notes due 2011

==============================================================================


*I (we) understand that if I (we) sign
these instruction forms without
indicating an aggregate principal
amount of Original Notes in the space    -------------------------------------
above, all Original Notes, as
applicable, held by you for my (our)     -------------------------------------
account will be exchanged.               Signature(s)*



                                         -------------------------------------
                                         Capacity (full title), if signing in
                                         a fiduciary or representative capacity


                                         -------------------------------------

                                         -------------------------------------

                                         -------------------------------------
                                         Name(s) and address, including zip
                                         code


                                         Date:
                                              --------------------------------

                                         -------------------------------------
                                         Area Code and Telephone Number

                                         -------------------------------------
                                         Taxpayer Identification or Social
                                         Security Number